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                                  EXHIBIT 23.3

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RP FINANCIAL, LC.
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Financial Services Industry Consultants


                                                    September 6, 2002


Board of Directors
Wayne Savings Bancshares, MHC
Wayne Savings Bancshares, Inc.
151 North Market Street
Wooster, Ohio  44691-7858

Members of the Board of Directors:

      We hereby consent to the use of our firm's name in the Form AC Application for Conversion and in the Form SB-2 Registration Statement, and any amendments thereto, for Wayne Savings Bancshres, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Wayne Savings Bancshares, Inc.


                                                      Sincerely,

                                                      RP FINANCIAL, LC.

                                                      /s/ Gregory E. Dunn

                                                      Gregory E. Dunn
                                                      Senior Vice President






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